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                                                            Exhibit 10(h)
                                                            Conformed Copy


                        MANAGEMENT AND SERVICES AGREEMENT

                                  JUNE 1, 1996

         AGREEMENT as of the 1st day of June, 1996 between Clean Diesel Technologies, Inc., a Delaware Corporation ("CDT"), Fuel Tech, Inc., a Massachusetts corporation ("FTI"), each with a place of business at 300 Atlantic Street, Stamford, Connecticut, 06901 U.S.A., Fuel-Tech N.V., a Netherlands Antilles limited liability company ("FTNV") with a place of business at Castorweg 22-24, Curacao, N.A., and Fuel Tech Europe Limited, an English company ("FTE") with a place of business at 28a Cadogan Sq., London, SW1 OJH, U.K.

         CDT is an affiliate and FTI and FTE are wholly-owned subsidiaries of FTNV and each of these parties is desirous of utilizing certain services and resources of the other and agreeing the terms and conditions for compensation for the same.

         NOW THEREFORE, the parties agree as follows:

         1. Reimbursement. The parties shall reimburse one another as provided on Schedule A attached hereto and made a part hereof and as such Schedule A may be amended from time to time.

         2. Cost. Cost shall be the invoice cost of goods and services including all taxes (except VAT claimed by the party seeking reimbursement) and other additional items. The cost of services provided by employees of the parties shall be calculated on an hourly basis by dividing the sum of the annual wages and benefits of an employee by 2,080 hours. Benefits shall include any employer paid item on account of such employment, such as social security, whether or not received by the employee.

         3. Directors' Fees; Executive Services. With respect to persons who are directors of both CDT and FTNV, but who are executives or officers of only one of such companies, directors fees, if any, shall be paid by each company as per the current remuneration schedule of the entity concerned, but such fees shall be paid to the company of which the director is an executive or officer unless waived by such company. Where such a director performs services (not involving directors meetings or travel and preparation therefor) for a company of which he is not an executive, the director's employer company shall be paid $1,000 per day for such services. Additionally, where an executive of one company who is not a director provides services for another company and provision for such services shall not have been made on Schedule A, a cost reimbursement shall be made to the company providing the services based on the principles set out in
Section 2 above.


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Management and Services Agreement as of June 1, 1996, p. 2.

         4. Term; Renewal; Renegotiation. This agreement shall remain in effect indefinitely unless on or before May 15 in any year CDT or FTNV shall notify the other in writing of the cancellation thereof. This agreement may be amended from time to time with the approval of the Board of Directors of CDT or FTNV, provided, however that amendments, including amendments to Schedule A, in any period of twelve months not aggregating $5,000 in anticipated charges to a party may be executed by the Controller or any Vice President or Managing Director of any party without reference to the Board of Directors.

         5. Governing Law; Arbitration. This agreement shall be governed by the internal substantive laws of the State of Connecticut, U.S.A. All questions of the interpretation of this agreement or any claims or disputes hereunder shall be determined by the binding written agreement of the Chief Executive Officers of CDT and FTNV, and, if there shall be no such agreement after 60 days from notice of a written request therefor by CDT or FTNV, then such questions shall be determined by final, binding arbitration under the then commercial rules of the American Arbitration Association in the City of Stamford, Connecticut before a single, neutral arbitrator who shall be a certified public accountant. Any award in such arbitration may be entered in and enforced by any court having jurisdiction.

         6. Notices. Notices hereunder shall be made when transmitted or delivered, if sent by hand or facsimile transmission and acknowledged; otherwise, notices shall be deemed made five (5) days after being sent, if sent by first class mail, postage prepaid.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.


Fuel-Tech N.V.                         Fuel Tech Europe Limited


By: /s/ P.A. van Sambeek-Ronde         By: /s/ J.A. de Havilland
    ---------------------------            ----------------------------
     P. A. van Sambeek-Ronde                 J.A. de Havilland
       Managing Director                      Managing Director


Clean Diesel Technologies, Inc.        Fuel Tech, Inc.


By: /s/ J.D. Peter-Hoblyn              By:/s/ S.M. Schecter
    ---------------------------            ----------------------------
     J.D. Peter-Hoblyn                        S.M. Schecter
        President                             Vice President






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         Schedule A to Management and Services Agreement as of June 1, 1996*

1. CDT shall reimburse the following companies as provided below:

Company           Item                         Surcharge
-------           ----                         ---------

FTI        20% of Office Rent**                   3%
           50% of Salary & Benefits-
                General Counsel                   3%
           50% of Salary & Benefits-
              Chief Financial Officer            10%
           Cost of Incidental Office
              Supplies as used                    3%
           Cost of Controller's Time
              as used                            10%

FTNV       100% of Salary & Benefits
              CEO                                 3%
           1/3 General Office Expense            10%
           100% of Direct Charges                 0%

FTE        100% Salary & Benefits
              London Secretary                   10%
           100% Health Benefits
              CEO                                 3%
           1/3 General Office Expense            10%


* From 1/1/96 through 7/31/96 all CDT employees were seconded under FTI's payroll and FTI was reimbursed by CDT for salary and benefits plus a 10% surcharge. This procedure ceased as of 8/1/96 with the advent of CDT's own payroll.

** Effective 8/1/96.